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SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.          )

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

ZaZa Energy Corporation (Name of Registrant As Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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ZAZA ENERGY CORPORATION
1301 McKinney Street, Suite 2850
Houston, Texas 77010

NOTICE OF ACTION BY WRITTEN CONSENT

TO ALL STOCKHOLDERS:

        This Information Statement will be mailed on or about                        , 2012, to the holders of record of the common stock, par value $0.01 per share (the "Common Stock"), of ZaZa Energy Corporation ("we", "us" or the "Company") as of the close of business on February 21, 2012 (the "Record Date"). This Information Statement relates to certain actions taken by the written consent, dated February 21, 2012 (the "Written Consent"), of Blackstone Oil & Gas, LLC, Omega Energy Corp., and Lara Energy, Inc., which together hold a majority of the Company's outstanding Common Stock (together, the "Majority Stockholders").

        The Written Consent authorized and approved a private placement to certain accredited institutional investors of $100 million of senior secured notes together with warrants to purchase an aggregate of 26,315,789 shares of Common Stock, subject to adjustment in specified circumstances (the "Financing"). The Written Consent constitutes the consent of a majority of the total number of shares of issued and outstanding Common Stock and is sufficient under the General Corporation Law of the State of Delaware (the "DGCL") and the Company's Bylaws to authorize the Financing. Accordingly, the Financing shall not be submitted to the Company's other stockholders for a vote.

        This Information Statement is being furnished to you to provide you with material information concerning the actions taken in connection with the Written Consent in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C (the "Exchange Act"). This Information Statement also constitutes notice under Section 228 of the DGCL of the actions taken in connection with the Written Consent.

        Only one Information Statement is being delivered to two or more security holders who share an address, unless the Company has received contrary instructions from one or more of the security holders. The Company will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company, by calling the Company at (713) 595-1900, or by writing to us at 1301 McKinney Street, Suite 2850, Houston, Texas 77010, Attn: Shirley Z. Anderson.

        THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Date:                      , 2012

Craig M. McKenzie, Chief Executive Officer

ZAZA ENERGY CORPORATION
1301 McKinney Street, Suite 2850
Houston, Texas 77010

INFORMATION STATEMENT
ACTION BY THE CONSENT OF STOCKHOLDERS WITHOUT A MEETING

NO VOTE OR OTHER ACTION OF OUR SHAREHOLDERS IS REQUIRED IN CONNECTION WITH
THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

        This Information Statement is being mailed or otherwise furnished to stockholders of the Company in connection with the prior receipt by the Board of Directors (the "Board") of authorization and approval of the Financing by the Written Consent of the Majority Stockholders. The Board believes it is in the best interests of the Company to approve the Financing.

Background

        On February 21, 2012, the Company consummated the Financing with certain accredited investors (the "Purchasers") pursuant to a Securities Purchase Agreement (the "Purchase Agreement") entered into by the Company and the Purchasers. The Company issued $100,000,000 of senior secured notes (the "Secured Notes") and sold warrants to purchase 26,315,789 shares of the company's Common Stock, subject to adjustment in specified circumstances (the "Warrants") for gross proceeds of $100,000,000. Each whole Warrant entitles the holder to purchase one share of Common Stock at a price of $3.15, subject to adjustment in specified circumstances, for a period of five years following the closing date. If the Warrants are fully exercised, the shares of Common Stock to be issued to the Purchasers will represent approximately 26.0% of the Company's issued and outstanding shares of Common Stock prior to the consummation of the Financing and approximately 20.6% of the issued and outstanding shares of Common Stock on an as-converted and fully-diluted basis.

        The Warrants were sold and issued to the Purchasers pursuant to Section 4(2) and Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), in a private transaction not involving any public offering. Under the terms of the Purchase Agreement, the Company has agreed to file a registration statement for the resale of the shares of Common Stock issuable upon exercise of the Warrants within 90 days, and to use its commercially reasonable efforts to cause such registration statement to become effective.

Nasdaq Listing Requirements and the Necessity of Stockholder Approval

        The Common Stock is listed on the Nasdaq Capital Market and, as such, the Company is subject to the Nasdaq Marketplace Rules. Nasdaq Marketplace Rule 5635(d) (the "Nasdaq 20% Financing Rule") requires that an issuer obtain stockholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the Company of common stock or securities convertible or exchangeable for common stock at a price equal to or less than the greater of market or book value of such securities (on an as-converted basis) if such issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction.

        Prior to the Financing, there were 101,302,468 shares of Common Stock outstanding. Shares of Common Stock issuable upon the exercise of the Warrants are considered common stock issued for purposes of determining whether the 20% limit under the Nasdaq 20% Financing Rule has been reached. The 26,315,789 shares of Common Stock underlying the Warrants issuable pursuant to the Purchase Agreement is in excess of 20% of the shares of Common Stock issued and outstanding on February 21, 2012. In addition, pursuant to the terms of the Warrants, additional shares may be issuable upon exercise of the Warrants in specified circumstances. Therefore, the Company's stockholders must approve the issuance of the Warrants to the Purchasers.

Meeting Not Required

        As of February 21, 2012, there were 101,302,468 shares of our Common Stock issued and outstanding. The required vote for the adoption of the approval of the issuance of the Warrants by stockholder's consent is a majority of the outstanding shares of Common Stock. Each share of our Common Stock on the record date is entitled to one vote for each share held.

        Pursuant to the Written Consent, on February 21, 2012 we obtained the stockholder approval necessary under the Nasdaq 20% Financing Rule to approve and ratify the issuance of the Warrants in accordance with NASDAQ Marketplace Rule 5635(d). Because we have obtained sufficient shareholder approval of the issuance of the Warrants, no further vote is required and no other consents or votes will be solicited in connection with this Information Statement. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Furnishing Information

        This Information Statement is being furnished to all holders of Common Stock of the Company on or about                    , 2012.

Interest of Certain Persons in Favor of or in Opposition to the issuance of the Warrants

        Except as described in the following paragraph, no officer, director, director nominee or associate of any of the foregoing will receive any direct or indirect benefit from the Financing.

        The closing of the Financing was a condition to the closing of the transactions contemplated by that certain Agreement and Plan of Merger and Contribution, dated August 9, 2011 and as subsequently amended by Amendment No. 1 thereto on November 10, 2011 and Amendment No. 2 thereto on February 21, 2012 (as amended, the "Merger Agreement"), by and among the Company, ZaZa Energy, LLC, a Texas limited liability company ("ZaZa LLC"), Toreador Resources Corporation, a Delaware corporation ("Toreador"), and Thor Merger Sub Corporation, a wholly owned subsidiary of the Company ("Merger Sub"), which transactions were previously announced in a Registration Statement on Form S-4 (File No. 333-177264) filed by the Company on October 12, 2011 and as subsequently amended by Amendment No. 1 thereto on November 22, 2011 and Amendment No. 2 thereto on January 10, 2012. Pursuant to the Merger Agreement, among other things, (i) Merger Sub merged with and into Toreador, with Toreador continuing as the surviving entity, and (ii) the members holding 100% of the limited liability company interests in ZaZa LLC directly and indirectly contributed all of such interests to the Company, whereby Toreador and ZaZa LLC became wholly owned subsidiaries of the Company. As of the closing of the transactions contemplated by the Merger Agreement, the members of ZaZa LLC and the shareholders of Toreador owned 100% (with the officers and directors of the Company holding in excess of 75%) of the issued and outstanding shares of Common Stock of the Company.

Proposals By Security Holders

        No security holders entitled to vote have transmitted any proposals to be acted upon by the Company.

Dissenters' Rights of Appraisal

        Under the DGCL, the Company's stockholders are not entitled to appraisal rights with respect to the issuance of the Warrants, and the Company will not independently provide stockholders with any such right.

Voting Securities and Principal Holders Thereof

        Our authorized capital consists of 250,000,000 shares of Common Stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share. As of the Record Date, the Company had 101,302,468 shares of Common Stock issued and outstanding and no shares of preferred stock issued or outstanding.

        Each holder of Common Stock is entitled to one (1) vote for each share held. Pursuant to the Nasdaq 20% Financing Rule, the issuance of the Warrants requires the approval of a majority of the outstanding shares of Common Stock, which approval was obtained by the Written Consent of the Majority Stockholders.

Required Votes

        The Financing was approved pursuant to the Written Consent. No further vote is required to approve the Financing.

Votes Obtained

        The following individuals owned the number of shares and percentages set forth opposite their names and executed the Written Consent on February 21, 2012:

Name of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class
Blackstone Oil & Gas, LLC	25,325,617	25%
Omega Energy Corp.	25,325,617	25%
Lara Energy, Inc.	25,325,617	25%
Total	75,976,851	75%

Cost Of Information Statement

        The Company is making the mailing and will bear the costs associated herewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company's Common Stock.

WRITTEN CONSENT HAS BEEN OBTAINED TO APPROVE AND
RATIFY A TRANSACTION IN ACCORDANCE WITH NASDAQ
MARKETPLACE RULE 5635(d) WHERE THE COMPANY ISSUED
$100,000,000 OF SENIOR SECURED NOTES AND SOLD WARRANTS
TO PURCHASE 26,315,789 SHARES OF THE COMPANY'S COMMON
STOCK FOR GROSS PROCEEDS OF $100,000,000 PURSUANT TO A
SECURITIES PURCHASE AGREEMENT, DATED AS OF
FEBRUARY 21, 2012

THE FINANCING

        The Financing was authorized and approved by the Written Consent of the Majority Stockholders and was effected pursuant to the Purchase Agreement with the purchasers thereunder, including MSDC ZEC Investments, LLC and Senator Sidecar Master Fund LP (collectively, the "Purchasers") pursuant to which the Company agreed to issue senior secured notes (the "Secured Notes") in the aggregate principal amount of $100,000,000 and warrants (the "Warrants") to purchase 26,315,789 shares of the Company's Common Stock, subject to adjustment in specified circumstances, at an exercise price of $3.15 per share, subject to adjustment in specified circumstances, in a private placement (the "Private Placement") in reliance upon applicable exemptions from registration under Section 4(2) and Regulation D of the Securities Act. The Secured Notes and the Warrants were issued pursuant to a financing transaction entered into in connection with the combination (the "Combination") of ZaZa Energy, LLC, a Texas limited liability company ("ZaZa LLC") and Toreador Resources Corporation, a Delaware corporation ("Toreador").

        The proceeds of the Private Placement will be used for the (i) repayment of the outstanding convertible notes of Toreador, (ii) payment of fees and expenses incurred in connection with the Combination and (iii) general working capital purposes. The Company paid a fee of $5,000,000 to the placement agent in connection with the Private Placement. The Private Placement was consummated on February 21, 2012.

Description of the Securities Under the Financing

The Secured Notes

        The Secured Notes will mature on February 21, 2017. Subject to certain adjustments set forth in the Purchase Agreement, interest on the Secured Notes shall accrue at 8% per annum, payable quarterly in cash. The annual interest rate payable on the Notes will increase by 0.5% per annum, beginning 181 days after the date of the Purchase Agreement, if a shelf registration statement with respect to the shares of Common Stock that are issuable upon exercise of the Warrants has not been filed by the Company with the United States Securities and Exchange Commission (the "SEC") and declared effective by the SEC, and ending on the date such shelf registration statement is declared effective by the SEC, as well as for certain periods thereafter if the shelf registration statement is no longer effective or otherwise becomes unavailable to holders of the Warrants.

        The Secured Notes will be guaranteed by the domestic subsidiaries of the Company and will be secured by a first-priority lien on substantially all of the assets of the Company and its domestic subsidiaries, subject to various exceptions and exclusions. The Secured Notes will rank senior to all of the other debt and obligations of the Company and its subsidiaries. In addition, the Company is permitted to have up to $50 million in additional reserves-based secured lending (including, but not limited to, pre-paid swaps); such borrowings may be secured by liens that come ahead of the liens securing the Secured Notes.

        Beginning on February 21, 2015, the Purchasers may require the Company to purchase all or a portion of the Secured Notes at a price equal to the principal amount of the Secured Notes to be purchased, plus any accrued and unpaid interest on such notes. In addition, if a Fundamental Change (as defined below) occurs at any time prior to maturity of the Secured Notes, noteholders may require the Company to purchase all or a portion of the Secured Notes at a price equal to 101% of the principal amount of the Secured Notes to be purchased, plus any accrued and unpaid interest on such notes.

        On or prior to February 21, 2015, the Company may purchase at any time or from time to time any or all of the Secured Notes at 100% of the principal amount of the Secured Notes to be purchased, plus accrued and unpaid interest on such notes, plus a make-whole premium on the principal amount of such notes. After February 21, 2015 and ending on February 21, 2016, the Company may purchase at any time or from time to time any or all of the Secured Notes at a price equal to 105% of the principal amount of the Secured Notes to be purchased, plus accrued and unpaid interest on such notes. After February 21, 2016, the Company may purchase at any time or from time to time any or all of the Secured Notes at 100% of the principal amount of the Secured Notes to be purchased, plus accrued and unpaid interest on such notes.

        The Company and its subsidiaries are subject to certain affirmative and negative covenants pursuant to the Secured Notes, including, without limitation, restrictions on the Company's and its subsidiaries' abilities to incur additional debt, pay dividends or make other distributions, redeem stock, make investments, incur liens, enter into transactions with affiliates, merge or consolidate and transfer or sell assets, in each case subject to certain baskets and carve-outs.

The Warrants

  Exercise

        The exercise price of the Warrants is $3.15 per share, subject to certain anti-dilution protections. The Warrants contain a cashless exercise provision and become exercisable at the option of the holder at any time beginning August 17, 2012. The Company can force exercise of the Warrants at any time beginning February 21, 2015 if, for the prior 45 consecutive trading day period, (i) the daily volume-weighted average price (the "VWAP") of Common Stock is, at the time of such exercise, greater than or equal to $10.00 per share and (ii) at least an average of fifty-thousand (50,000) shares of the Common Stock are traded per day.

  Expiration

        The Warrants expire at 5:00 p.m., Central time, on February 21, 2017.

  Restrictions

        The Warrants prohibit the payment of cash dividends for so long as the Warrants remain outstanding and also contain a limitation that prohibits, prior to obtaining the requisite approval of the Warrants by the Company's stockholders pursuant to applicable laws and the rules and regulations of NASDAQ, the exercise of any Warrant to the extent that such exercise would result in the number of shares of Common Stock issued pursuant to the Warrants at any given time, when combined with the aggregate number of shares of Common Stock previously issued upon conversion of the Warrants, that exceeds 19.9% of the number of shares of Common Stock issued and outstanding immediately prior to the issuance of the Warrants. The Purchasers have obtained the written consent of the former members of ZaZa LLC, who together hold in excess of a majority of the outstanding shares of Common Stock, of the Warrants, and such approval shall become effective 20 calendar days after the mailing of this Information Statement.

        In addition, until January 21, 2017, a holder of Warrants will not be entitled to receive shares of Common Stock upon exercise of such Warrants to the extent that such receipt would result in the holder becoming, directly or indirectly, a "beneficial owner" (as defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder) of a number of shares of Common Stock exceeding a maximum percentage of the total number of shares of Common Stock then outstanding, unless such limitation has been terminated upon 61 days' notice to the Company from the holder. The maximum percentage of Common Stock that a holder of a Warrant may beneficially own is initially 5% but may be increased to 10% for so long as such holder plus any other person with which such holder is considered to be part of a group under Section 13 of the Exchange Act or with which such holder otherwise files reports under Sections 13 or 15 of the Exchange Act beneficially owns in excess of 5% of the then-outstanding shares of Common Stock (excluding shares issuable under Warrants or any other convertible security having a similar limitation).

  Anti-Dilution

        In the event that we declare or make a dividend or make a distribution of any of our assets to the holders of our Common Stock (including the consummation of a transaction in which we spin off a part of our business, operations or assets for no compensation, but cause common stock of a subsidiary of the Company to be distributed (a "Spin Off")), then the exercise price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be reduced to a price determined by multiplying such exercise price by a fraction, the numerator of which shall be (i) the market price of the Common Stock immediately preceding such record date minus (ii) the fair market value of the distribution applicable to one share of Common Stock, and the denominator of which shall be the market price of the Common Stock immediately preceding such record date. The number of shares of Common Stock obtainable upon exercise of each Warrant (the "Warrant Shares") shall also be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution multiplied by the reciprocal of the fraction outlined above. In the event of a Spin Off, the holder of each Warrant shall receive an additional warrant to purchase common stock of such subsidiary on terms identical to those of the Warrants.

        Immediately prior to the consummation of any reorganization, reclassification, recapitalization, consolidation, merger or transfer of all or substantially all of our assets, the Warrants will be exercisable for the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock in connection with the consummation of such event. In any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions of the Warrants shall be applicable in relation to any securities or other assets thereafter deliverable upon the exercise of the Warrants.

        In the event of any stock split, stock dividend, reverse stock split or other subdivision of our Common Stock, then the Warrant Shares issuable upon exercise of the Warrants immediately after the happening of such event will be adjusted such that the proportion of the number of Warrant Shares to the total number of shares of the Company (on a fully diluted basis) prior to such event is equal to the proportion of the Warrant Shares after such event to the total number of shares of the Company (on a fully-diluted basis) after such event.

        In the event that we issue any additional shares of Common Stock (including by way of options or convertible securities) at a price per share (the "Offering Price") that is less than the greater of (i) the exercise price or (ii) 90% of the market price per share of our Common Stock on the date of entry into the definitive agreement providing for such issuance, then the number of Warrant Shares issuable immediately after such issuance will be determined by multiplying the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such issuance by a fraction, the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to such issuance plus (b) the number of additional shares of Common Stock issued in the subject transaction, and the denominator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issuance plus (y) the quotient of (1) the Offering Price multiplied by the number of shares of Common Stock so issued by the Company, divided by (2) the greater of the market price per share as of such date and the exercise price in effect immediately prior to the issuance of such shares. The exercise price of the warrants shall also be adjusted to a number determined by dividing the product of the exercise price multiplied by the Warrant Shares issuable upon exercise of the Warrant, in each case as in effect immediately before such adjustment, by the number of Warrant Shares issuable upon exercise of the Warrant immediately after giving effect to such adjustment.

        For any issuances of other types of securities (including by way of conversion or exchange or the granting of any rights or options to subscription, purchase or other acquisition), the Warrants shall be exercisable for such amount of other securities (in lieu of or in addition to Common Stock) in accordance with the computations, adjustments and readjustments described above so as to provide the holders of the Warrants with the benefits intended by the provisions of the Warrants.

  Repurchase

        Upon the occurrence of a Fundamental Change, the Company will make an offer to repurchase all Warrants issued in the Private Placement at the option value of the Warrant using Black-Scholes calculation methods and making certain assumptions described in the Black-Scholes methodology as set forth in the Warrants.

        "Fundamental Change" as used in the Warrants means the occurrence of one of the following: (i) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act (other than a "person" or "group" comprised solely of Permitted Holders (as defined in the Warrants)) files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate beneficial owner of common equity of the Company representing more than 50% of the voting power of the outstanding Common Stock; (ii) the Permitted Holders, as a group, acquire beneficial ownership of more than 75,976,851 shares of Common Stock (excluding shares transferred pursuant to the lock-up agreements); (iii) at any time the Permitted Holders, taken as a group, own less than 50% of the then outstanding Common Stock and the Permitted Holders thereafter become the direct or indirect ultimate beneficial owners of common equity of the Company representing more than 50% of the voting power of the outstanding Common Stock; (iv) consummation of any consolidation or merger of the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the persons that beneficially owned, directly or indirectly, voting shares of the Company immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction; or (v) the Company's stockholders approve and adopt a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

  Lock-Up

        The Purchasers have entered into lock-up agreements with respect to sales (including hedging) of the Warrants for a period of 180 days from the date of the Purchase Agreement. The members of ZaZa LLC and their principals have similarly entered into a lock-up agreement with the Company, dated February 21, 2012 (the "Lock-Up Agreement"), pursuant to which the members of ZaZa LLC and their principals have agreed not to sell shares of Common Stock for a period of 180 days from the date of the Purchase Agreement, subject to specified exceptions. The members of ZaZa LLC and their principals have also agreed, pursuant to the Lock-Up Agreement, to limit their aggregate sales of shares of Common Stock (including hedging) until February 21, 2017 to an amount not to exceed annually a maximum percentage of the aggregate amount of Common Stock then outstanding, subject to specified exceptions. The maximum percentage will be determined based on the VWAP of Common Stock for the 10 trading days prior to such determination.

  Registration Rights

        As described above, the Purchase Agreement also contemplates registration rights with respect to the resale of any share of Common Stock issued upon exercise of the Warrants from time to time in accordance with the terms of the Purchase Agreement. Under the terms of the Purchase Agreement, the Company has agreed to file a registration statement for the resale of the shares of Common Stock issuable upon exercise of the Warrants within 90 days, and to use its commercially reasonable efforts to cause such registration statement to become effective.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of February 21, 2012, the beneficial ownership of the Company's Common Stock by (i) each named executive officer and each director of the Company, (ii) each person who was known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Company Common Stock and (iii) directors and executive officers of the Company as a group (thirteen persons). Except as otherwise indicated, the address for each beneficial owner is 1301 McKinney Street, Suite 2850, Houston, Texas 77010 (telephone number: (713) 595-1900). The applicable percentage ownership is based on 101,302,468 shares of Company Common Stock issued and outstanding as of February 21, 2012, and includes, on an individual basis, the number of shares of Company Common Stock that could be acquired by options exercisable within 60 days of February 21, 2012. All information is based upon ownership of record as reflected on the stock transfer books of the Company or as reported on Schedule 13G or Schedule 13D filed under Rule 13d-1 under the Exchange Act or has been furnished by the respective officers or directors of the Company. Unless otherwise indicated, we believe that all persons named in the below table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Title of Class	Name and Address of Beneficial Owner	Number of Shares		Percent of Voting Stock
	Directors and Executive Officers:
Common	Todd Alan Brooks	75,976,851	(1)	75%
Common	John E. Hearn, Jr.	75,976,851	(2)	75%
Common	Gaston L. Kearby	75,976,851	(3)	75%
Common	Bernard de Combret	66,342		*
Common	Adam Kroloff	88,738		*
Common	Herbert C. Williamson III	79,341		*
Common	Craig McKenzie	318,607		*
Common	Charles J. Campise	0		*
Common	Travis H. Burris	0		*
Common	Fred S. Zeidman	0		*
Common	All directors and executive officers as a group (13 persons)	76,529,879		76%
	Beneficial owners of 5% or more:
Common	Blackstone Oil & Gas, LLC(4)	75,976,851	(1)	75%
Common	Lara Energy, Inc.(5)	75,976,851	(2)	75%
Common	Omega Energy Corp.(6)	75,976,851	(3)	75%

*
Represents beneficial ownership of less than one percent of the outstanding shares of our common stock

(1)
Mr. Brooks is the Trustee of the Todd Alan Brooks Non Exempt Trust, which is the sole member of Blackstone Oil & Gas, LLC. Blackstone Oil & Gas, LLC directly owns 25,325,617 shares of common stock. In addition, it may be deemed to be the beneficial owner of 75,976,851 shares of common stock pursuant to the rules and regulations of the SEC.

(2)
Mr. Hearn, Jr. is the sole stockholder of Lara Energy, Inc. Lara Energy, Inc. directly owns 25,325,617 shares of common stock. In addition, it may be deemed to be the beneficial owner of 75,976,851 shares of common stock pursuant to the rules and regulations of the SEC.

(3)
Mr. Kearby is the sole stockholder of Omega Energy Corp. Omega Energy Corp. directly owns 25,325,617 shares of common stock. In addition, it may be deemed to be the beneficial owner of 75,976,851 shares of common stock pursuant to the rules and regulations of the SEC.

(4)
Todd Alan Brooks, who is the trustee of the Todd Alan Brooks Non Exempt Trust, which is the sole member of Blackstone Oil & Gas, LLC, exercises voting and dispositive power over the securities held by this stockholder.

(5)
John E. Hearn, Jr., who is the sole stockholder of Lara Energy, Inc., exercises voting and dispositive power over the securities held by this stockholder.

(6)
Gaston L. Kearby, who is the sole stockholder of Omega Energy Corp., exercises voting and dispositive power over the securities held by this stockholder.

        There are no arrangements, known to the Company, including any pledge by any person, of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This Information Statement may contain and incorporate by reference forward-looking statements regarding the anticipated financial condition, results of operations and business of the Company in the future, including expectations, beliefs, projections, future plans and strategies and assumptions concerning future results and events. These forward-looking statements generally may, but do not necessarily, include words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "will," "should," "could," "predicts," "potential," "continue" or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Information Statement. The Company does not undertake any obligation (and expressly disclaims any such obligation) to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect the occurrence of any future developments or events.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, DC 20549 at prescribed rates. Please call the SEC at 1-(800)-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site at http://www.sec.gov at which reports, proxy and information statements and other information regarding the Company are available. We maintain a website at http://www.zazaenergy.com. The material located on our website is not a part of this Information Statement.

        The SEC allows us to "incorporate by reference" information into this Information Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this Information Statement is deemed to be part of this document, except for any information superseded by information contained directly in this document or contained in another document filed in the future which itself is incorporated into this Information Statement. This document incorporates by reference our current report on Form 8-K filed with the SEC on February 22, 2012.

        Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed information statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

        You can obtain any of the documents incorporated by reference through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Information Statement. Stockholders may obtain documents incorporated by reference into this Information Statement by requesting them in writing or by telephone from the appropriate party at the following addresses:

  ZaZa Energy Corporation
  1301 McKinney Street, Suite 2850
  Houston, Texas 77010
  Attention: Investor Relations
  Phone: (713) 595-1900

        We have provided all information contained in this Information Statement with respect to the Company. No party assumes any responsibility for the accuracy or completeness of the information provided by any other party. You should rely only on the information contained in or incorporated by reference into this Information Statement. We have not authorized any person to provide you with any information that is different from what is contained in this Information Statement. This Information Statement is dated                        , 2012. You should not assume that the information contained in this Information Statement is accurate as of any date other than such date, and the mailing to you of this Information Statement will not create any implication to the contrary. This Information Statement does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which, or to any person to whom, it is unlawful.

 NO SOLICITATION OF PROXIES

        This Information Statement is furnished to stockholders pursuant to the requirements of Section 14(c) under the Exchange Act to report action taken by written consent of the Majority Stockholders. No action is required upon the part of any other stockholder, and no proxy is being solicited. The cost of this Information Statement will be borne by the Company.

March 20, 2012
By order of the Board of Directors,

/s/ CRAIG MCKENZIE Craig McKenzie President and CEO

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NOTICE OF ACTION BY WRITTEN CONSENT
WRITTEN CONSENT HAS BEEN OBTAINED TO APPROVE AND RATIFY A TRANSACTION IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(d) WHERE THE COMPANY ISSUED $100,000,000 OF SENIOR SECURED NOTES AND SOLD WARRANTS TO PURCHASE 26,315,789 SHARES OF THE COMPANY'S COMMON STOCK FOR GROSS PROCEEDS OF $100,000,000 PURSUANT TO A SECURITIES PURCHASE AGREEMENT, DATED AS OF FEBRUARY 21, 2012
THE FINANCING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
NO SOLICITATION OF PROXIES